FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND
ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (the ‘‘Amendment’’) is entered into as of February 21, 2007, between Concord Milestone Plus, Limited Partnership, a Delaware limited partnership (‘‘Seller’’), and Holualoa Arizona, Inc., an Arizona corporation (‘‘Purchaser’’).

 RECITALS

A.    Seller and Purchaser have entered into that certain Purchase and Sale Agreement and Escrow Instructions dated November 21, 2006 (the ‘‘Agreement’’).

B.    Seller and Purchaser desire to amend the Agreement upon the terms and conditions set forth below.

 AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Deferred Maintenance.    Purchaser shall receive a credit against the Purchase Price at the Closing in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) for deferred maintenance items on the Property.

2.    Electrical Transformer.    Seller and Purchaser acknowledge that an electrical transformer belonging to Tucson Electric Power Company (‘‘TEP’’), which is located on the Property at 191 West Esperanza Boulevard (the ‘‘Transformer’’), is leaking. Seller notified TEP of the leaking Transformer after the Opening Date, but prior to the date of this Amendment. Seller and Purchaser acknowledge that TEP has the obligation to repair the Transformer.

3.    Closing.    Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.1	Closing. The Closing of this transaction (the ‘‘Closing’’) shall occur on or before thirty (30) days after expiration of the Property Review Period, through the offices of Escrow Agent, unless some other location is mutually agreed to by the parties (the ‘‘Closing Date’’). Notwithstanding the foregoing to the contrary, Purchaser shall have the right to extend the Closing Date by three (3) separate periods, the first period being thirty (30) days, the second period being fifteen (15) days, and the third period being fifteen (15) days (each a ‘‘Closing

Extension Period’’ and collectively, the ‘‘Closing Extension Periods’’) by delivering written notice to Seller and Escrow Agent of Purchaser’s election to extend the then-effective Closing Date by the applicable Closing Extension Period and by depositing into escrow prior to or simultaneously with the making of such election an additional earnest money deposit of Fifty Thousand Dollars ($50,000.00) for each Closing Extension Period so elected (each a ‘‘Closing Extension Deposit’’), which shall be non-refundable except in the event of Seller’s default under this Agreement. If the Closing Date has been properly and timely extended as described in this Paragraph, each reference in this Agreement to the Closing Date shall thereafter refer to the Closing Date as so extended and each reference herein to the Deposit shall include all Closing Extension Deposits so made. Each Closing Extension Deposit shall apply as a credit against the payment described in Paragraph 1.3.2. Should Purchaser exercise its right to a Closing Extension Period, the Deposit, including the applicable Closing Extension Deposit, shall be released by Escrow Agent to Seller, without further approval of Purchaser, and such amount will be retained by Seller, and not be refundable to Purchaser, whether or not the transaction closes, except in the event of Seller’s default under this Agreement.

4.    Property Review Period.    The execution of this Agreement by Purchaser shall constitute Purchaser’s election not to cancel the Agreement pursuant to Paragraph 5.2 of the Agreement, and shall constitute Purchaser’s acknowledgment that the Property Review Period has expired. Purchaser shall deliver the Additional Deposit within one (1) business day of the full execution of this Amendment.

5.    Full Force and Effect; Definitions; Counterparts; Faxed and E-mailed Signatures.    As amended hereby, the Agreement remains in full force and effect. All capitalized terms used in this Amendment and not otherwise defined hereto shall have the meanings assigned to them in the Agreement. This Amendment may be executed in identical counterparts and by the exchange of faxed or e-mailed signatures. The recitals set forth above are by this reference incorporated herein.

[Signatures to follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

SELLER:
Concord Milestone Plus, Limited Partnership, a Delaware limited partnership
2/22/07	By: /S/ Joseph Otto
Date	Name: Joseph Otto
Title: Vice President
PURCHASER:
Holualoa Arizona, Inc., an Arizona corporation
2/22/07	By: /S/ Michael Perlman
Date	Name: Michael Perlman
Title: SVP